SECOND AMENDMENT TO SECURITY AGREEMENT

Second Amendment to SECURITY Agreement, dated as of March 8, 2006 (this “Amendment”), among CTS CORPORATION, an Indiana corporation (the “Borrower”), the other parties executing this Amendment under the heading “Debtors” and HARRIS N.A., successor by merger with Harris Trust and Savings Bank, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

      WHEREAS, the Borrower and certain other parties have executed and delivered to the Agent that certain Security Agreement dated as of July 14, 2003 (such Security Agreement, as the same may from time to time be amended, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”); and

      WHEREAS, the Borrower has asked the Lenders and the Administrative Agent to permit the Borrower to increase the amount of Collateral that may be located at locations that are not Permitted Collateral Locations.

       NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1  Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Security Agreement shall have such meanings when used in this Amendment.

ARTICLE II.
AMENDMENTS

SECTION 2.1  Section 4(b) of the Security Agreement is hereby amended by deleting the amount “$3,500,000” appearing in the second sentence thereof and inserting in its place the amount “$10,000,000.”

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

        In order to induce the Administrative Agent to enter into this Amendment, each Debtor hereby reaffirms, as of the date hereof, its representations and warranties contained in the Security Agreement and additionally represents and warrants unto the Administrative Agent and each Lender as set forth in this Article III.

SECTION 3.1     Due Authorization, Non-Contravention, etc. The execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized by all necessary corporate action, and do not:

(a) contravene such Debtors’ constituent documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Debtor; or

(c) result in, or require the creation or imposition of, any Lien on such Debtor’s properties.

SECTION 3.2  Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Debtor of this Amendment.

SECTION 3.3  Validity, etc. This Amendment constitutes the legal, valid and binding obligation of each Debtor enforceable in accordance with its terms.

ARTICLE IV.
MISCELLANEOUS PROVISIONS

SECTION 4.1     Ratification of and References to the Credit Agreement. The Security Agreement is hereby ratified, approved and confirmed in each and every respect and each Debtor agrees that all of its obligations under the Security Agreement, and the liens and security interests granted and provided for in the Security Agreement, are and shall remain in full force and effect for the benefit and security of all of the Secured Obligations.

SECTION 4.2     Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 4.3     Execution in Counterparts, Effectiveness, etc. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Debtors and Administrative Agent shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.4      No Other Amendments. Except for the amendments expressly set forth above, the text of the Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 4.5      Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

“Debtors”

CTS Corporation, an Indiana corporation

By /s/ Matthew W. Long
Name    Matthew W. Long
Title      Treasurer

CTS Corporation, a Delaware corporation

By /s/ Matthew W. Long
Name    Matthew W. Long
Title      Treasurer

CTS Electronic Components, Inc.

By /s/ Richard G. Cutter
Name    Richard G. Cutter
Title      Vice President and Secretary

Dynamics Corporation of America

By /s/ Matthew W. Long
Name    Matthew W. Long
Title     Treasurer

LTB Investment Corporation

By /s/ Matthew W. Long
Name    Matthew W. Long
Title      Treasurer

Harris N.A., successor by merger with Harris Trust and Savings Bank, as Agent

By  /s/ Thad Rasche
Name Thad Rasche
Title Director